Exhibit 10.2

PERFORMANCE LTIP UNIT GRANT NOTICE

UNDER THE

PJT PARTNERS HOLDINGS LP LIMITED PARTNERSHIP AGREEMENT AND

THE PJT PARTNERS INC. 2015 OMNIBUS INCENTIVE PLAN

PJT Partners Holdings LP (the “Partnership”), pursuant to the PJT Partners Inc. (the “Company”) 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”) and the Partnership’s Second Amended and Restated Limited Partnership Agreement, dated as of October 1, 2015 (as amended, modified or supplemented from time to time, the “LPA”), hereby grants to the Participant set forth below the number of LTIP Units set forth below.  The LTIP Units are subject to all of the terms and conditions as set forth herein, in the LTIP Unit Award Agreement (attached hereto), the LPA and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the LPA, as applicable.

Participant:	[Insert Name]
Grant Date:	February 10, 2022
Number of LTIP Units:	[Insert No. of Performance LTIPs Granted]
Normal Vesting Schedule:

Except as otherwise provided in this Grant Notice, the LTIP Units shall vest (or partially vest as set forth below) upon the achievement of both the “Performance Condition” and the “Service Condition” (all as defined below).

Performance Condition. The “Performance Condition” shall be deemed satisfied to the extent the Class A common stock of the Company (the “Common Stock”) achieves the designated per share price targets set forth in the table below based on the volume weighted average share price of the Common Stock over any 20 consecutive trading-day period ending on or prior to February 26, 2027 (the “End Date”), as reflected on the New York Stock Exchange or other such primary stock exchange in which the Common Stock is listed and traded (the “20-Day VWAP”).

If, on any date while LTIP Units are outstanding hereunder, the Company shall pay any cash dividend on the Common Stock, the Performance Condition hurdles set forth below shall be adjusted by the amount of any such cash dividend.

The number of LTIP Units for which the Performance Condition has been met (the “Earned LTIPs”) will be determined (i) on a quarterly basis at the end of each fiscal quarter to occur after the Grant Date, and (ii) as of, and for the period ended on, the End Date (each such fiscal quarter end date together with the End Date, a “Measurement Date”), based on the highest 20-Day VWAP to have been achieved at any time starting on the Grant Date and ending on the applicable Measurement Date, as follows:

	Highest 20-Day VWAP Between Grant Date and Measurement Date (“Performance Condition”)	Percent of LTIPs that become Earned LTIPs
	Less than $100	0%
	$100	50%
	$130 or more	100%

If as of any Measurement Date, the highest 20-Day VWAP is between $100 and $130, then the percentage of the total LTIPs that will become Earned LTIPs as of such time shall be determined by linear interpolation (based on whole one dollar increments) between 50% and 100%. For the avoidance of doubt, the Performance Condition may only be achieved in $1 increments, such as $101, $102, and $103.  If the 20-Day VWAP does not reach the next whole dollar, no awards shall achieve the Performance Condition for the interim amounts above the previous whole dollar achieved. The last Measurement Date will be the End Date.

Service Condition. The “Service Condition” with respect to the LTIP Units shall be deemed satisfied as follows on the dates set forth below (each a “Service Vesting Date”) (provided, in each case, that the Participant has not undergone a Termination at the time of the applicable Service Condition vesting date or event):

	Service Vesting Date	Cumulative Service Requirement Satisfied
	March 1, 2023	20%
	March 1, 2024	40%
	March 1, 2025	60%
	March 1, 2026	80%
	March 1, 2027	100%

provided, however, upon a Change in Control that occurs prior to the Participant undergoing a Termination, (i) the Service Condition will be deemed fully satisfied, and (ii) the Performance Condition will be satisfied to the extent the Common Stock achieves the designated per share price target based on the per share price paid in such Change in Control.

The Service Condition for the LTIP Units shall be applied to the Earned LTIP Units and the remaining LTIP Units that have not yet been earned as of any Service Vesting Date. For example, if as of March 1, 2025, 50% of the LTIP Units are Earned LTIP Units, then 30% of the LTIP Units will be fully earned and vested (i.e., 60% of the 50% of Earned LTIP Units), the remaining 20% of LTIP Units representing the rest of the Earned LTIP Units will continue to service vest on the remainder of the 5-year schedule, and the remaining 50% of the LTIP Units that are not yet Earned LTIP Units will be deemed 60% service vested and 40% unvested and, in each case, eligible to be earned on a future Measurement Date based on achievement of the Performance Condition.

Treatment upon Termination:

In the event of a Termination by the Partnership without Cause, including as a result of the Participant’s Death or Disability, then (i) the entire Service Condition will be accelerated and deemed satisfied as of the date of Termination, and (ii) all of the Participant’s Earned LTIPs shall vest as of the date of Termination. Any LTIP Units that are not yet Earned LTIPs as a result of not yet attaining the Performance Condition at the date of Termination shall be forfeited..

In the event of a Termination as a result of the Participant’s Retirement, then all of the Participant’s unvested LTIP Units will remain outstanding and (i) the LTIP Units will continue to vest through the original Service Vesting Dates, and (ii) the LTIP Units will remain eligible to satisfy the Performance Condition, in each case as though the Participant remained continuously employed with the Partnership through the end of the final Service Vesting Date; provided that if, following the Termination of Participant’s employment, the Participant breaches any applicable provision of the Employment Agreement to which the Participant is a party or otherwise engages in any Competitive Activity (each, as determined by the Committee in its sole and absolute discretion) at any time prior to and through the final Service Vesting Date, any such portion of the LTIP Units that vested after Participant’s Termination due to Retirement will be forfeited without payment and subject to claw back pursuant to the Partnership’s claw back provisions. As a pre-condition to a Participant’s right to continued vesting following Retirement, the Committee may require the Participant to certify in writing prior to each remaining Service Vesting Date that the Participant has not breached any applicable provisions of the Participant’s Employment Agreement or otherwise engaged in any Competitive Activity.

Forfeiture Events:

Notwithstanding the terms of this Grant Notice and the Award Agreement attached hereto, in the event of Participant’s breach of any agreement not to compete, not to solicit employees or consultants or not to solicit clients or investors, any then unvested LTIP Units shall be forfeited automatically without further action.

In the event of the Participant’s Termination for any reason other than as set forth above (including, without limitation, Termination by the Partnership for Cause or resignation by the Participant), any then unvested LTIP Units shall be forfeited automatically without further action.

Distributions:

LTIP Units that have become Participating LTIP Units shall be entitled to distributions under Section 4.01 of the LPA.  For the avoidance of doubt, tax distributions shall be made with respect to the number of LTIP Units granted hereunder (without regard to whether any are Participating LTIP Units) in accordance with Section 4.01 of the LPA.

Definitions:

“Cause” shall have the meaning set forth in Participant’s Partner Agreement or employment agreement, or, if no such agreement exists, “Cause” shall have the meaning set forth in the Plan.

“Change in Control” means, with respect to the Company, a “Change in Control” as defined under the Equity Incentive Plan, to the extent that such event also constitutes a “change of control” within the meaning of Section 409A of the Code and the regulations and Internal Revenue Service guidance promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competitive Activity” means a Participant’s engagement in any activity that would constitute a violation of any non-competition covenants to which the Participant is subject under the Participant’s Employment Agreement, determined without regard to the actual duration of such non-competition covenants pursuant to the Employment Agreement.

“Disability” shall have the meaning set forth in the Plan.

“Employment Agreement” means, with respect to a Participant, the Contracting Employment Agreement (including all schedules and exhibits thereto) or, with respect to a Participant who is a partner, the Partner Agreement (including all schedules and exhibits thereto), as applicable, to which such Participant is a party.

“LTIP Unit” shall have the meaning set forth in the LPA.

“Participating LTIP Unit” shall mean any LTIP Unit that has satisfied the applicable “Performance Condition” (regardless of whether the Service Condition has been met).

“Retirement” shall mean a Participant’s Separation from Service (whether voluntary or involuntary) after (i) the Participant has reached age sixty-five (65) and has at least five (5) full years of service with the Company or (ii) (A) the Participant’s age plus years of service with the Company and Blackstone totals at least sixty-five (65), (B) the Participant has reached age fifty-five (55) and (C) the Participant has had a minimum of five (5) years of service with the Company.

“Separation from Service” means a Participant’s “separation from service” with the Company within the meaning of Section 409A of the Code and the regulations thereunder.

“Termination” shall mean the Participant’s Separation of Service with the Partnership and its affiliates (including, for the avoidance of doubt, the Company and its affiliates).

* * *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS LTIP UNIT GRANT NOTICE, THE LTIP UNIT AWARD AGREEMENT, THE LPA AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF LTIP UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS LTIP UNIT GRANT NOTICE, THE LTIP UNIT AWARD AGREEMENT, THE LPA, AND THE PLAN.

PARTICIPANT

Name:	[______________]

PJT PARTNERS HOLDINGS LP

By: Steven D. Murray
Title: Global Head of Human Resources

LTIP UNIT AWARD AGREEMENT

UNDER THE 2015 OMNIBUS INCENTIVE PLAN AND

PJT PARTNERS INC.

PJT PARTNERS HOLDINGS LP LIMITED PARTNERSHIP AGREEMENT (Earn-Out Unit Grant)

Pursuant to the LTIP Unit Grant Notice (the “Grant Notice”) delivered to the

Participant (as defined in the Grant Notice), and subject to the terms of this LTIP Unit Award

Agreement (this “LTIP Unit Award Agreement”), the PJT Partners Inc. 2015 Omnibus Incentive

Plan (as amended, modified or supplemented from time to time, the “Plan”), and the PJT Partners Holdings LP Second Amended and Restated Limited Partnership Agreement, dated as of October 1, 2015 (as amended, modified or supplemented from time to time, the “LPA”), PJT Partners Holdings LP (the “Partnership”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan, the LPA or in the Grant Notice, as applicable.

1.Grant of LTIP Units.  Subject to the terms and conditions set forth herein and in the Plan, the Partnership hereby grants to the Participant the number of LTIP Units provided in the Grant Notice.  The Partnership reserves all rights with respect to the granting of additional LTIP Units hereunder and makes no implied promise to grant additional LTIP Units.

2.Vesting.  Subject to the conditions contained herein and in the Plan, the LTIP Units issued under any Grant Notice shall vest and the restrictions on such LTIP Units shall lapse as provided in the applicable Grant Notice.

3.Partnership; Participant.

(a)The term “Partnership” as used in this LTIP Unit Award Agreement with reference to employment shall include the Partnership and its affiliates.

(b)Whenever the word “Participant” is used in any provision of this LTIP Unit Award Agreement under circumstances where the provision should logically be construed to apply to the Personal Planning Vehicles, the Permitted Transferees, the executors, the administrators, or the person or persons to whom the LTIP Units may be transferred as otherwise contemplated in the LPA or the Plan, by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

4.Non-Transferability. The LTIP Units are not transferable by the Participant except in accordance with Section 8.03 of the LPA.  Except as otherwise provided herein, no purported assignment or transfer of the LTIP Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the LTIP Units shall terminate and become of no further effect.

5.Notice.  Every notice or other communication relating to this LTIP Unit Award Agreement between the Partnership and the Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Partnership shall be mailed or delivered to the

Partnership at its principal executive office, to the attention of the Office of the General Counsel, and all notices or communications by the Partnership to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Partnership’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

6.No Right to Continued Service.  This LTIP Unit Award Agreement does not confer upon the Participant any right to continue as an employee, partner or other service provider to the Partnership.

7.Binding Effect.  This LTIP Unit Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

8.Waiver and Amendments.  Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this LTIP Unit Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Partnership’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

9.Governing Law. This LTIP Unit Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this LTIP Unit Award Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Partnership relating to this LTIP Unit Award Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

10.Plan and LPA; Clawback/Forfeiture. The terms and provisions of the Plan and the LPA (including with respect to the conversion of LTIP Units into Class A Units) are incorporated by reference and made a part of this LTIP Unit Award Agreement as though set forth in full herein.  In the event of a conflict or inconsistency between the terms and provisions of the Plan or the LPA and the provisions of this LTIP Unit Award Agreement, the Plan or the LPA shall govern and control, respectively.

Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this Award Agreement, if the Participant otherwise has engaged in or engages in any Detrimental Activity, (i) the Committee may, in its sole discretion, cancel the LTIP Units and (ii) the Participant will forfeit any gain realized on the vesting of such LTIP Units, and must repay the gain to the Company.  The Committee may also provide that if the Participant receives any amount in excess of what the Participant should have received under the terms of the LTIP Units for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all LTIP Units granted pursuant to this LTIP Unit Award Agreement shall be and remain subject to any clawback or similar policy, adopted by the Board or the Committee, as may be in effect from time to time.

By execution of this LTIP Unit Award Agreement, the Participant hereby irrevocably constitutes and appoints the Partnership as such Participant’s true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record, and file the LPA in the form of Exhibit A attached hereto.

11.Recapitalizations, Exchanges, Etc., Affecting LTIP Units.  The provisions of this LTIP Unit Award Agreement shall apply, to the full extent set forth herein with respect to LTIP Units, to any and all securities of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the LTIP Units, by reason of any dividend, distribution, combination, recapitalization, reclassification, merger, consolidation or otherwise.

12.Joinder.  The Participant is hereby joined as a party to the LPA, Exchange Agreement, Tax Receivable Agreement and Registration Rights Agreement, and shall execute such additional documents or certificates as the Partnership reasonably requests to evidence the same.

13.Section 83(b) Election. Within 10 days after the Grant Date, the Participant shall provide the Partnership with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit B hereto. The Participant shall timely

(within 30 days of the Grant Date) file (via certified mail, return receipt requested) such election with the Internal Revenue Service and shall thereafter notify the Partnership that the Participant has made such timely filings.  The Participant should consult Participant’s tax advisor regarding the consequences of Section 83(b) elections, as well as the receipt, vesting, holding and sale of the LTIP Units.

14.Entire Agreement.  This LTIP Unit Award Agreement, including the Grant Notice, and the LPA and Plan referenced herein constitute the complete, final and exclusive embodiment of the entire agreement between Participant and the Partnership with regard to the subject matter hereof, and supersedes any and all agreements related to the subject matter hereof.

Exhibit A

PARTNERSHIP AGREEMENT

[Distributed separately]

Exhibit B

ELECTION TO INCLUDE LTIP UNITS IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned acquired LTIP Units (the “Units”) of PJT Partners Holdings LP (the “Partnership”) on [date] (the “Transfer Date”).

The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned acquired the Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year [2022] the excess, if any, of the Units’ fair market value on the Transfer Date over the acquisition price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.The name, address and social security number of the undersigned:

[Name]
[Address]

SSN: ____-___-_____

2.A description of the property with respect to which the election is being made:

[●] LTIP Units in the Partnership

3.The date on which the property was transferred: the Transfer Date.  The taxable year for which such election is made:  calendar year [2022].

4.The restrictions to which the property is subject:  If the undersigned ceases to be employed by certain affiliates of the Partnership under certain circumstances, all or a portion of the Units may be subject to forfeiture.  The Units are also subject to transfer restrictions.

5.The aggregate fair market value (on a liquidation basis) on the Transfer Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions:  LTIP Units: $[●]

6.The aggregate amount paid for such property: LTIP Units: $[●]

A copy of this election has been furnished to the Secretary of the Partnership pursuant to Treasury Regulations §1.83-2(e)(7).

Dated:	, 2022
Name (printed):